Midland States Bancorp, Inc. Fourth Quarter 2025 Earnings Presentation January 22, 2026

2 Forward Looking Statements Forward-Looking Statements: Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including but not limited to statements about the Company’s plans, objectives, future performance, goals and future earnings levels, including currently anticipated levels of noninterest income and operating expenses. These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions; the impact of federal trade policy, inflation, increased deposit volatility and potential regulatory developments; changes in the financial markets; changes in business plans as circumstances warrant; changes to U.S. tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward- looking terminology such as "will," “should," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe," "continue," “outlook,” “trends” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Use of Non-GAAP Financial Measures: Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with GAAP. These non-GAAP financial measures include “Adjusted pre-provision net revenue,” “Adjusted pre- provision net revenue per diluted share,” “Adjusted pre-provision net revenue to average assets,” “Adjusted earnings (loss),” “Adjusted earnings (loss) available to common shareholders,” “Adjusted diluted earnings (loss) per common share,” “Efficiency ratio,” “Tangible common equity to tangible assets,” and “Tangible book value per share.” The Company believes these non- GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore, the measures in this press release may not be comparable to other similarly titled measures as presented by other companies.

Building a High Performing, Tech-Forward Community Bank

Where We Are Today

Building Blocks For Growth

$6.5B Assets	$4.4B Loans	$5.4B Deposits	$4.5B AUM/A

- Midland States Bank has 53 branch/office locations in Illinois and Missouri
- Presence in stable, lower deposit cost midwestern markets
- Significant commercial growth opportunities in St. Louis and Chicago
- Comprehensive wealth and trust product offering
- Evolving tech-forward strategy, including Fintech initiative
- Reducing higher-risk credit exposures
- 16 Successful acquisitions since 2008

Core Businesses

- Commercial Banking
- Personal Banking
- Private Wealth Management
- Trust Services
- Fintech Services

Where We're Going

Targeted Credit Management Efforts

- Sale of substantially all our equipment finance portfolio completed in Q4
- Reducing specialty finance exposure to target of less than 10% of loans
- Ongoing efforts to work-out / sell NPAs

Growing Commercial Banking

- Increased Commercial deposits by $54M LQ
- Investing in team and technology to grow and deepen relationships
- Focus on higher-growth St. Louis & greater Chicago markets

Accelerating Growth in Wealth

- Invest in technology and people
- Cross-sell with commercial clients
- Continue adding new advisors

Improving Operational Capabilities

- Expand data and analytics capabilities
- Strengthen credit processes and controls
- Automation of back-office processes using AI and RPA

Building Tech-Forward Strategy

- Remaining third party loan program at $59.3 million carries full credit indemnification
- Fintech Services initiative continuing to seek high quality partners

3

Midland

4 Continued credit remediation: reduced non-performing assets by $4.3 million in Q4 which includes the sale of substantially all the equipment finance portfolio, NPAs to assets at 1.02% 3.74% net interest margin; excluding interest recoveries, margin increased 5 bps driven by 17 bp decline in deposit costs to 1.95%, new loan originations at ~6.7% Strong Community Bank trends: loans rose $53.7 million, or 6.5% annualized, deposits decreased $155 million mainly due to seasonal outflows of public funds, added one new commercial banker during Q4 Wealth Management at record AUA of $4.5 billion and revenue of $8.3 million in Q4; continued investing with 8 new sales team members in 2025 Fourth Quarter 2025 Highlights

5 Fourth Quarter 2025 Financial Summary EPS Adjusted PPNR1 Loans Deposits Capital • Adjusted PPNR1 of $31.4 million, or 1.85% on average assets • Net interest income of $58.7 million benefitted from -17bps LQ reduction in deposit costs • Non-interest income remained steady to LQ excluding credit enhancement income • Loan balances decreased $515.6 million from LQ, mainly due to the sale of Equipment Finance loans and leases • Provision of $11.6 million, $8.4 million decrease from LQ • Deposits decreased $180.4 million; high-cost public funds and brokered deposits declined $156.1 million compared to LQ • Loan to deposit ratio declined to 80.2% reflecting increased liquidity • Consolidated CET1 ratio of 9.89%; Total Capital ratio of 15.16% • Almost all capital ratios increased from LQ • Fully diluted EPS of ($0.24) for fourth quarter of 2025 • Adjusted diluted EPS1 of $0.53 1 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

Fourth Quarter 2025 Results

Midland States Bancorp, Inc.

($ in millions, except per share data)

	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024
Net Interest Income	$ 58.7	$ 61.1	$ 58.7	$ 58.3	$ 58.6
Provision for Credit Losses	11.6	20.0	17.4	10.9	74.2
Total Noninterest Income	26.9	20.0	23.5	17.8	35.4
Total Revenue	**85.6**	**81.1**	**82.2**	**76.1**	**94.0**
Total Noninterest Expenses	**77.2**	**49.8**	**50.0**	**203.0**	**58.7**
Income (Loss) before Taxes	(3.2)	11.3	14.9	(137.8)	(38.9)
Net Income (Loss)	**(2.9)**	**7.6**	**12.0**	**(141.0)**	**(30.8)**
Diluted Earnings (Loss) Per Share	**(0.24)**	**0.24**	**0.44**	**(6.58)**	**(1.52)**
Adjusted Diluted Earnings (Loss) Per Share[1]	**0.53**	**0.24**	**0.44**	**0.49**	**(1.52)**
Total Assets	**6,511.1**	**6,911.5**	**7,107.9**	**7,284.8**	**7,506.8**
Gross Loans Receivable (ex. HFS)	4,352.0	4,867.6	5,035.3	5,018.1	5,167.6
Allowance for Credit Losses on Loans & Leases	(69.2)	(100.9)	(92.7)	(105.2)	(111.2)
All Other Assets	2,228.3	2,144.8	2,165.3	2,371.9	2,450.4
Total Liabilities	**5,945.6**	**6,327.5**	**6,534.2**	**6,713.4**	**6,796.0**
Total Deposits	5,424.4	5,604.8	5,946.9	5,936.4	6,197.2
Borrowings	432.1	598.5	482.9	667.3	474.5
Other Liabilities	89.2	124.2	104.3	109.6	124.3
Total Shareholders' Equity	**565.5**	**584.0**	**573.7**	**571.4**	**710.8**
Adjusted PPNR[1]	**31.4**	**31.3**	**32.2**	**27.0**	**35.2**
NPA / Total Assets	**1.02%**	**1.02%**	**1.15%**	**2.08%**	**2.10%**
Wealth Assets Under Administration	**4,479.0**	**4,363.8**	**4,181.2**	**4,101.4**	**4,153.1**
Efficiency Ratio[1]	**63.1%**	**61.3%**	**60.6%**	**64.3%**	**62.3%**
Tangible Book Value Per Share[1]	**$ 20.70**	**$ 21.16**	**$ 20.68**	**$ 20.54**	**$ 19.83**

6

[1] Represents a non-GAAP financial measure. See "Non-GAAP Reconciliation" in the appendix.

Midland

7 Strong Liquidity & Regulatory Capital • Strong regulatory capital ratios for both Bank and Consolidated, well-above minimum buffers • Near-term focus on building CET1 over 10%, and TCE / TA ratio over 7.0% • Additional 4Q25 ratios: ‒ 53.8% CRE as a % of Total Loans ‒ 287.1% CRE as a % of Total RBC1 1 Represents non-owner occupied CRE loans only 6.75% 9.89% 9.90% 13.37% 15.16% 6.61% 9.37% 9.93% 12.54% 14.29% TCE/TA Common Eq Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Capital Ratios Q4 2025 Q3 2025 $128 $1,157 $813 $1,114 $349 Liquidity Uninsured Depositors 2.08X Liquidity Coverage Cash & Cash Equiv Unpledged Securities FHLB Committed Liquidity FRB Discount Window Availability $2,404 Abundant Excess Liquidity Building Excess Capital • $4.27 billion total insured deposits includes: • Stable insured deposit base, brokered time deposits less than 1% of total deposits as of Dec 31, 2025 • $498 million of servicing deposits • 15.9% liquidity on balance sheet (Cash & available Investment Securities)

Targeted Credit Management Efforts Nearing Completion

	Overview	Action	Q4 2025 Current Status
Non-Core Loan Programs	• Portfolios originated by Fintech partners • Unsecured portfolios which have exhibited increasing delinquencies & deterioration	• Strategic decision to exit these portfolios • Completed sale of GreenSky portfolio in April 2025 • Completed sale of LendingPoint in December 2024	• Remaining third party portfolio: **$59.3M[1]** • Retained GreenSky: **$44.4M**
Specialty Finance Group	• Nationwide portfolio providing bridge loan financing for commercial real estate • Primarily multifamily and healthcare • Impacted by macroeconomic factors resulting in elevated NPLs	• Stopped future origination of construction/rehab • Tightened underwriting standards • Working to resolve non-performing assets	• NPA's at 12/31/25: **$8.4M** • NCO 4Q25: **$0.4M**
Midland Equipment Finance	• Loans & leases for customers across the U.S. • Deterioration has been experienced primarily in the trucking industry	• Ceased originations as of September 30, 2025 • Sold substantially all the portfolio in November 2025	• Retained portfolio: **$59.8M** • NPA's at 12/31/25: **$1.6M**

[1] Guaranteed program

8

Midland

4Q25 Non-Performing Asset Update

Dollars in thousands

	Loan Segment	Balance 1Q 2025	Balance 2Q 2025	Balance 3Q 2025	Balance 4Q 2025	Notes
Loan 1	CRE - Multifamily - Florida	$16,262	$-	$-	$-	Note sold July 2025
Loan 2	CRE - Multifamily - Wisconsin	13,659	-	-	-	Property sold Q2
Loan 3	CRE - Multifamily - Florida	11,092	-	-	-	Note sold July 2025
Loan 4	CRE - Office - Florida	9,285	9,285	7,988	7,988	Partial charge off Q3
Loan 5	CRE - Multifamily - Michigan	8,399	8,399	5,534	-	Note sold October 2025
Loan 6	CRE - Multifamily - South Carolina	8,140	8,140	-	-	Paid in Full
Loan 7	CRE - Asst Living - South Carolina	7,806	-	-	-	Charged off Q2
Loan 8	CRE - Asst Living - Nevada	7,737	-	-	-	Note sold Q2
Loan 9	C&I Relationship - Northern Region	11,378	5,445	5,445	5,445	Partial charge off Q2
Loan 10	CRE –Multifamily - Texas	-	-	-	14,336	Partial charge off & specific reserve
	Largest Exposures	**$93,758**	**$31,269**	**$18,967**	**$27,769**	
	Midland Equipment Finance	11,099	11,629	11,818	1,626	Remaining portfolio after sale
	Non-Core Loan Programs	5,670	3,608	4,196	4,509	Credit guarantee by sponsor
	All Other Loans	35,164	33,606	33,722	31,579	
	Total Non-Performing Loans	**$145,690**	**$80,112**	**$68,703**	**$65,483**	
	NPL's / Total Loans	*2.90%*	*1.59%*	*1.41%*	*1.50%*	
	Total OREO & Repossessed Assets	5,574	1,662	1,666	606	
	Total Non-Performing Assets	**$151,264**	**$81,774**	**$70,369**	**$66,089**	
	NPA's / Total Assets	*2.08%*	*1.15%*	*1.02%*	*1.02%*	

9

Midland

$111 $105 $93 $101 $69 2.15% 2.10% 1.84% 2.07% 1.59% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% -30 20 70 120 170 220 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Allowance for credit losses ACL/Loans $10 $1 $8 $1 $5 $103 $16 $22 $11 $39 -10 10 30 50 70 90 110 130 150 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Community Bank All Other 10 Improving Credit, Strong Community Bank Trends Allowance for Credit Losses (ACL) Net Charge Offs (Recoveries) – Community Bank Loans vs. Other 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Risk Rating Balance % Balance % Balance % Balance % Balance % 1-6 Acceptable $4,259 82% $4,157 83% $4,238 84% $4,104 84% $3,613 83% 7 Special Mention 101 2% 68 1% 84 2% 79 2% 63 2% 8 Substandard Accruing 79 2% 75 1% 58 1% 79 2% 76 2% 9 Substandard Non-Accrual 141 3% 140 3% 77 2% 65 1% 61 1% Not Graded1 588 11% 578 12% 578 11% 541 11% 538 12% Total Gross Loans $5,168 $5,018 $5,035 $4,868 $4,352 Non-performing Loans $151 $146 $80 $69 $65 % of Total Loans 2.92% 2.90% 1.59% 1.41% 1.50% Non-performing Assets $157 $151 $82 $70 $66 % of Total Assets 2.10% 2.08% 1.15% 1.02% 1.02% (in millions, as of quarter-end)(in millions, as of quarter-end) Dollars in millions 1 Mainly Residential & Consumer loans including the GreenSky & Lending Point portfolios are not graded

11 Loan Portfolio (as of December 31, 2025) Total Loans and Average Loan Yield (in millions, as of quarter-end) • Loans decreased $515.6 million from prior quarter to $4.35 billion, primarily driven by the sale of substantially all the equipment finance portfolio • Decrease in non-core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Continued focus on prudent underwriting standards and higher credit quality relationships Loan Portfolio Mix (in millions, as of quarter-end) 4Q 2025 3Q 2025 4Q 2024 Commercial loans and leases $ 1,230 $ 1,787 $ 1,751 Commercial real estate 2,343 2,337 2,592 Construction and land development 286 260 300 Residential real estate 350 353 381 Consumer 144 130 144 Total Loans $ 4,352 $ 4,868 $ 5,168 $5,168 $5,018 $5,035 $4,868 $4,352 6.22% 6.26% 6.21% 6.34% 6.28% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 2000 2500 3000 3500 4000 4500 5000 5500 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Total Loans Average Loan Yield

12 Loan Segments (as of December 31, 2025) Loan Segment Mix • Sold substantially all the equipment finance portfolio in the current quarter • Total loans in our Community Bank increased $53.7 million, or 6.5% annualized to $3.33 billion • Loans in Eastern region increased $44.1 million, or 19.0% annualized • Commercial pipelines remain strong and unfunded commitments increased in Community Bank • Continuing to add talent in faster growing markets to drive quality loan relationships and commercial deposits Loan Portfolio Segments (in millions, as of quarter-end) 4Q 2025 3Q 2025 4Q 2024 Regions: Eastern $ 972 $ 928 $ 900 Northern 712 725 715 Southern 729 726 720 St. Louis 915 896 868 Community Bank $ 3,328 $ 3,275 $ 3,203 Other: Specialty Finance 668 642 1,034 Equipment Finance 60 638 808 Non-Core and Other 296 313 123 Total Loans $ 4,352 $ 4,868 $ 5,168 Community Bank 76.5% Specialty Finance 15.3% Equipment Finance 1.4% Non-Core and other 6.7%

13 Total Deposits (as of December 31, 2025) • Total deposits decreased $180.4 million from prior quarter primarily due to seasonal reduction in checking of $141.2 million and reduction in high-cost time deposits of $55.8 million, offset by $24.5 million increase in noninterest-bearing demand • Reduced higher cost funding and managing deposit rates resulted in 17 bps decrease in cost of deposits • Continue proactive deposit pricing discipline to balance growth and cost of deposits Deposit Mix (in millions, as of quarter-end) 4Q 2025 3Q 2025 4Q 2024 Noninterest-bearing demand $ 1,040 $ 1,016 $ 1,056 Interest-bearing: Checking 1,855 1,997 2,378 Money Market 1,249 1,241 1,174 Savings 488 487 507 Time 749 805 823 Brokered time 43 60 260 Total Deposits $ 5,424 $ 5,605 $ 6,197 Total Deposits and Cost of Deposits (in millions, as of quarter-end) $6,197 $5,936 $5,947 $5,605 $5,424 2.52% 2.29% 2.19% 2.12% 1.95% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 0 1000 2000 3000 4000 5000 6000 7000 8000 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Total Deposits Cost of Deposits

14 Deposit Segments (as of December 31, 2025) • Community Bank deposits decreased due to declines in commercial and public funds, while retail accounts posted solid growth • Continued to reduce high cost brokered deposits • Retail and small business growth initiative continues to generate new clients with focus on full banking relationships Deposit by Channel (in millions, as of quarter-end) 4Q 2025 3Q 2025 4Q 2024 Retail $ 2,823 $ 2,791 $ 2,750 Commercial 1,194 1,248 1,210 Public Funds 473 606 506 Community Bank $ 4,490 $ 4,645 $ 4,466 Wealth & Trust 266 264 341 Servicing 498 499 896 Brokered Deposits 143 167 473 Other 27 30 21 Total Deposits $ 5,424 $ 5,605 $ 6,197 Trend of Deposit Channel Mix (in millions, as of quarter-end) $6,197 $5,936 $5,947 $5,605 $5,424 0 1000 2000 3000 4000 5000 6000 7000 8000 0 1000 2000 3000 4000 5000 6000 7000 8000 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Retail Commercial Public Funds Wealth & Trust Servicing Brokered

Neutral Rate Positioning Supports Above-Peer Margin

- Bank well positioned for rate changes with modest liability sensitive position
  - 31% of assets reprice within 3 months as of December 31, 2025
  - 69% of our liabilities reprice within 3 month as of December 31, 2025
- **Loan Strategy**: Focused on originating Community Bank loans with full banking relationships

Total Loans and Leases (net of unearned income)[1]

(In Millions)

As of December 31, 2025	Repricing Term								Rate Structure		
	3 mos or less	3-12 months	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 695	$ 143	$ 235	$ 105	$ 50	$ 2	$ 0	**$ 1,230**	$ 667	$ 76	$ 486
Commercial Real estate	705	298	731	419	167	21	2	**2,343**	501	280	1,562
Construction and land development	257	13	14	0	1	0	-	**286**	239	1	46
Residential real estate	66	38	46	53	51	32	64	**350**	55	92	202
Consumer	23	46	49	19	8	0	-	**144**	7	-	137
Total	**$1,746**	**$537**	**$1,075**	**$597**	**$277**	**$54**	**$66**	**$4,352**	**$ 1,470**	**$ 449**	**$ 2,432**
% of Total	*40%*	*12%*	*25%*	*14%*	*6%*	*1%*	*2%*	*100%*	*34%*	*10%*	*56%*
Weighted Average Rate	*7.11%*	*5.35%*	*5.42%*	*5.91%*	*4.63%*	*4.47%*	*4.66%*	*6.08%*	*7.40%*	*5.48%*	*5.41%*

- **Deposit Strategy:** Deeper focus on full banking relationships with the goal of increasing noninterest DDA from 19% of total deposits to a targeted range of 20-24%

15

[1] Based on projected principal payments for all loans plus the next reset for floating and adjustable-rate loans and the maturity date of fixed rate loans.

Midland

16 Wealth Management Contribution Quarterly Performance • Assets under administration increased $115 million mainly due to market performance • Wealth Management fees increased due to additional trust and estate fees collected in the quarter • Continued hiring of wealth advisors positively impacting new business development Strategic Update • Added one wealth advisor during fourth quarter, we expect to continue adding new advisors to generate more business development opportunities • Investing in technology tools and data to drive customer engagement and cross sell opportunities with Community Bank Assets Under Administration (in millions) Wealth Management Revenue (in millions) $4,153 $4,101 $4,181 $4,364 $4,479 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 $7.66 $7.35 $7.38 $8.02 $8.27 4 4.5 5 5.5 6 6.5 7 7.5 8 8.5 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025

17 Noninterest Income • Noninterest income rose from the prior quarter largely due to an additional $6.6 million in credit enhancement income reflecting contractual changes in our third-party lending and servicing arrangements • Wealth Management revenue rose $0.3 million sequentially; another record quarter • Noninterest income expected to be $19.0 to $20.0 million/quarter in the near-term • Changes to third-party lending agreement are expected to result in credit enhancement income of $1.5 to $2.0 million per quarter in the near term Noninterest Income (in millions) $35.4 $17.8 $23.5 $20.0 $26.9 - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 - 5.0 10.0 15.0 20.0 25.0 30.0 35.0 40.0 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other Credit Enhancement Income

18 Noninterest Expense and Operating Efficiency Noninterest Expense & Efficiency Ratio1 (in millions) $58.7 $203.0 $50.0 $49.8 $77.2 62.3% 64.3% 60.6% 61.3% 63.1% 58.0% 63.0% 68.0% 73.0% 78.0% 0 50 100 150 200 250 4Q 2024 1Q 2025 2Q 2025 3Q 2025 4Q 2025 Noninterest Expense Efficiency Ratio • Efficiency Ratio1 was 63.1% in 4Q 2025 vs. 61.3% in 3Q 2025 • 4Q25 Noninterest Expenses includes: • $23.0 million loss on sale of loans • $2.5 million additional FDIC assessments and professional expenses associated with restatements of prior years’ financials • $0.9 million in year end charitable contributions and marketing costs • $0.6 million of impairment of repossessed assets in connection with the retained equipment finance portfolio • Near-term operating expense run-rate expected to be approximately $50.0 to $51.0 million/quarter • Changes to third-party lending agreement expected to result in additional expenses of $1.5 to $2.0 million per quarter in the near term 1 Represents a non-GAAP financial measure. See “Non-GAAP Reconciliation” in the appendix.

19 Financial Outlook • Lower credit costs in 2026 • Focus on growing Community Bank • Continue to build regulatory capital • Ongoing focus on efficiency • Expanding fee income through deeper core relationships

Appendix

21 ACL By Portfolio 1 Primarily consists of loans originated through GreenSky relationship ($ in thousands) December 31, 2025 September 30, 2025 Portfolio Loans Net Charge-offs ACL ACL % of Total Loans Loans Net Charge-offs ACL ACL % of Total Loans Commercial $1,062,691 $1,035 $10,355 0.97% $1,038,821 ($279) $8,752 0.84% Commercial Other 115,830 17,515 13,321 11.50% 437,712 3,262 30,287 6.92% Equipment Finance Loans 8,781 15,454 617 7.03% 326,860 1,601 17,018 5.21% Equipment Finance Leases 50,981 20,039 3,184 6.25% 310,983 3,450 21,045 6.77% CRE non-owner occupied 1,447,894 1,676 14,908 1.03% 1,457,627 1,981 14,454 0.99% CRE owner occupied 444,443 99 5,716 1.29% 425,712 1,305 4,511 1.06% Multi-family 383,377 1,917 7,192 1.88% 386,585 132 7,380 1.91% Farmland 66,950 - 468 0.70% 66,737 (114) 468 0.70% Construction and Land Development 286,140 396 2,619 0.92% 260,073 1,779 2,571 0.99% Residential RE First Lien 286,178 56 6,147 2.15% 292,830 (4) 5,966 2.04% Other Residential 63,445 (64) 505 0.80% 60,645 4 427 0.70% Consumer 99,692 662 725 0.73% 82,710 623 692 0.84% Consumer Other1 44,383 161 4,079 9.19% 47,152 170 4,333 9.19% Total Loans $4,352,004 $43,492 $69,219 1.59% $4,867,587 $12,309 $100,886 2.07%

22 Investment Portfolio (as of December 31, 2025) Fair Value of Investments by Type • All Investments are classified as Available for Sale • Average T/E Yield is 4.57% for 4Q25 • Effective Duration is 3.8 years • Purchased $232 million with T/E Yield of 4.83% in 4Q25 Investment Mix & Unrealized Gain (Loss) (in millions) Fair Value Book Value Unrealized Gain (Loss) US GSE & US Agency $ 20 $ 21 $ (1) MBS - agency 1,191 1,261 (70) MBS - non agency 97 98 (1) Asset backed 34 34 — State & Municipal 73 77 (4) Corporate 58 60 (2) Other 47 47 — Total Investments $ 1,521 $ 1,598 $ (77) Investment Mix & Unrealized Gain (Loss) Investment by Yield and Duration $1.52 billion

23 Non-GAAP Reconciliations (unaudited)

24 Non-GAAP Reconciliations (unaudited)